UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2020 (September 24, 2020)

G1 THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38096	26-3648180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Park Offices Drive Suite 200 Research Triangle Park, NC	27709
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 213-9835

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.0001 par value	GTHX	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2020, G1 Therapeutics, Inc. (the “Company”) announced that John E. (Jack) Bailey, Jr. will be appointed as the Company’s President and Chief Executive Officer, effective January 1, 2021 as Mark A. Velleca, M.D., Ph.D., decided to step down from the position of President and Chief Executive Officer, effective January 1, 2021. Each of Mr. Bailey and Dr. Velleca will continue to serve on the Company’s Board of Directors (the “Board”).

Mr. Bailey, age 56, has served as a member of the Board since March 2020. Mr. Bailey has nearly thirty years of commercial pharmaceutical experience. Mr. Bailey led the United States and Puerto Rico therapeutic divisions of respiratory, vaccines, immunology/rare diseases and oncology at GlaxoSmithKline plc from February 2015 to January 2020. Earlier in his career, Mr. Bailey served in various leadership capacities at Eli Lilly and Company, including as Senior Vice President of the Account-Based Markets Division. Mr. Bailey currently serves on the board of directors of Emergo Therapeutics, Inc., a privately held biopharmaceutical company, the Advisory Council for the T.H. Chan School of Public Health at Harvard University and the Corporate Advisory Board for the Center for the Business of Health, an academic center housed in the UNC Kenan-Flagler Business School. Mr. Bailey is also a past member of the board of directors of PhRMA, the pharmaceutical industry trade association, and the North Carolina Biotechnology Center, a life science economic development organization. Mr. Bailey earned a B.S. in Biology from Hobart College and an M.B.A. from the University of North Carolina, Chapel Hill.

The Company and Mr. Bailey have entered into an employment agreement, to be effective January 1, 2021 (the “Bailey Employment Agreement”). Pursuant to the Bailey Employment Agreement, Mr. Bailey will receive an initial annual base salary of $735,000. Mr. Bailey is also eligible to receive an annual discretionary bonus award of up to 50% of his then-current base salary (“Bonus”). The Bonus award, if any, will be determined by the Board or a committee thereof. In connection with his appointment, on January 1, 2021, Mr. Bailey will receive stock options (the “Stock Options”) to purchase 320,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at an exercise price equal to the closing price of the Common Stock on the Nasdaq Global Select Market on December 31, 2020, and 213,333 restricted stock units (“RSUs”) with respect to shares of Common Stock. The Stock Options will have a ten-year term and will vest as to one-third (1/3rd) of the shares on the first anniversary of the grant date and as to an additional one twelfth (1/12th) of the shares quarterly thereafter, and the RSUs will vest as to one-third (1/3rd) of the total number of such RSUs on each of the first, second and third anniversaries of the grant date. Both the Stock Options and the RSUs will be granted pursuant to and subject to the terms and conditions of the Company’s 2017 Employee, Director and Consultant Equity Incentive Plan and are subject to Mr. Bailey’s continued service with the Company through the applicable vesting dates.

Under the terms of the Bailey Employment Agreement, Mr. Bailey’s employment with the Company may be terminated at any time, with or without cause and without any prior notice, by either Mr. Bailey or the Company. If the Company terminates Mr. Bailey’s employment without cause or Mr. Bailey terminates his employment for good reason, he will be entitled to receive continuation of his then-current base salary for a period of 12 months, which will be payable in periodic installments in accordance with the Company’s payroll practices and procedures beginning on the 60th day following Mr. Bailey’s termination. In the event of a change of control of the Company, 50% of any unvested portion of the Stock Options and RSUs will vest immediately prior to, and subject to, the consummation of such change of control and, in the event Mr. Bailey’s employment is terminated by the Company without cause or Mr. Bailey resigns for good reason within 90 days of the change of control, the vesting of any remaining unvested portion of the Stock Options and RSUs will accelerate. Mr. Bailey also entered into a senior advisor agreement (the “Bailey Senior Advisor Agreement”), along with the Company’s standard agreements with employees, including a non-competition and non-solicitation agreement, a confidentiality and inventions agreement and an indemnification agreement. From October 1, 2020 through December 31, 2020, Mr. Bailey will serve as a senior advisor to the Company. Pursuant to the terms of the Bailey Senior Advisor Agreement, Mr. Bailey will receive $60,000 per month for his services.

Dr. Velleca will continue to be President and Chief Executive Officer of the Company through December 31, 2020, pursuant to the terms of his current employment agreement with the Company dated May 19, 2014, as amended (the “Velleca Employment Agreement”). The Velleca Employment Agreement shall automatically terminate when Mr. Bailey becomes Chief Executive Officer, and from and after January 1, 2021, Dr. Velleca will serve as a senior advisor to the Company pursuant to the terms of a Senior Advisor Agreement dated September 29, 2020 (the “Velleca Senior Advisor Agreement”), which shall take effect simultaneously with the termination of the Velleca Employment Agreement. The Velleca Senior Advisor Agreement shall have a term that expires on December 31, 2023. Pursuant to the terms of the Velleca Senior Advisor Agreement, Dr. Velleca will receive $200,000 annually for his services paid in equal quarterly installments. In addition, Dr. Velleca’s currently outstanding options to purchase Common Stock will continue to vest pursuant to their current vesting schedule while Dr. Velleca serves as a senior advisor. Further, upon a change in control of the Company, all of Dr. Velleca’s unvested stock options shall vest and be immediately exercisable. Dr. Velleca will receive an annual cash retainer (currently in an amount of $40,000 per year) pursuant to the Company’s Director Compensation Policy during the remainder of his term as a Director, but will not receive additional equity grants pursuant to that Policy.

The Company intends to file copies of the Bailey Employment Agreement, the Bailey Senior Advisor Agreement, the Velleca Senior Advisor Agreement, and the form of RSU agreement with the Securities and Exchange Commission as exhibits to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2020.

Item 8.01	Other Events.

The full text of the press release announcing the change in Chief Executive Officer and President of the Company is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    The following exhibits are included in this report:

Exhibit No.	Description

99.1	Press release issued September 30, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G1 THERAPEUTICS, INC.

Date: September 30, 2020	By:	/s/ James Stillman Hanson
James Stillman Hanson
General Counsel

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